Exhibit 99.2

Netcapital Inc. Announces Closing of Public Offering

Boston, Massachusetts, July 15, 2022 – Netcapital Inc. (Nasdaq: NCPL, NCPLW) (the “Company”), a fintech company with a scalable technology platform that allows private companies to raise capital online from accredited and non-accredited investors, today announced the closing of its previously announced underwritten public offering of 1,205,000 shares of the Company’s common stock and warrants to purchase up to 1,205,000 shares of the Company’s common stock at a combined public offering price of $4.15 per share and warrant. The gross proceeds from the offering were $5,000,750 prior to deducting underwriting discounts, commissions, and other offering expenses. The warrants have a per share exercise price of $5.19, are exercisable immediately, and expire five years from the date of issuance.

The shares and warrants began trading on The Nasdaq Capital Market on July 13, 2022, under the ticker symbols “NCPL” and “NCPLW,” respectively.

In addition, the Company has granted the underwriter a 45-day option to purchase up to an additional 180,750 shares of common stock and/or up to 180,750 additional warrants to cover over-allotments, if any. In connection with the closing of the offering, the underwriter partially exercised its over-allotment option and purchased an additional 111,300 warrants. The underwriter retains the right to exercise the balance of its over-allotment option within the 45-day period.

ThinkEquity acted as sole book-running manager for the offering.

The Company intends to use the net proceeds from the offering for research and development activities (including development of a mobile app), sales and marketing, general working capital purposes, potential acquisitions of other companies, products or technologies, and to repay certain indebtedness.

The registration statement on Form S-1 (File No. 333-262688) relating to the shares being sold in this offering has been filed with the U.S. Securities and Exchange Commission (the “SEC”) and became effective on July 12, 2022. A final prospectus related to the offering has been filed and is available on the SEC’s website at https://www.sec.gov. The offering was made only by means of a prospectus. Electronic copies of the final prospectus may be obtained from ThinkEquity, 17 State Street, 41st Floor, New York, New York 10004, by telephone at (877) 436-3673 and by email at prospectus@think-equity.com.

About Netcapital Inc.

Netcapital Inc. is a fintech company with a scalable technology platform that allows private companies to raise capital online from accredited and non-accredited investors. We give all investors the opportunity to access investments in private companies. Our model is disruptive to traditional private equity investing and is based on Title III, Reg CF of the JOBS Act. We generate fees from listing private companies on our portals. Our consulting group, Netcapital Advisors, provides marketing and strategic advice in exchange for equity positions. The Netcapital funding portal is registered with the SEC, is a member of the Financial Industry Regulatory Authority, or FINRA, a registered national securities association, and provides investors with opportunities to invest in private companies.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” "will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Netcapital Inc.’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the public offering filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Netcapital Inc. undertakes no duty to update such information except as required under applicable law.

Contact:

Coreen Kraysler, CFA

CFO

coreen.kraysler@netcapital.com

781-925-1700